Exhibit 99.1

UCP STOCKHOLDERS APPROVE PLANNED BUSINESS COMBINATION WITH CENTURY COMMUNITIES

SAN JOSE – August 1, 2017 – UCP, Inc., (NYSE: UCP) (“UCP”) today announced that its stockholders have voted to approve the previously announced merger with Century Communities, Inc. (NYSE: “CCS”) (“Century”). At the special meeting to consider the merger, approximately 14,942,673 million votes were cast in favor of the merger, representing over 94% of the votes cast and over 81% of the outstanding voting power of UCP as of the June 9, 2017 record date. The final vote results will be filed on a Form 8-K with the Securities and Exchange Commission.

“We appreciate the strong support of our stockholders, who recognize the significant value the pending business combination with Century will create for them and our Company,” said Dustin Bogue, President and Chief Executive Officer of UCP, Inc. “The merger will bring together two nationally established, award-winning homebuilders that will benefit from a leading presence in core growth markets with a high number of strategically located lots.”

Upon completion of the merger, each share of UCP common stock outstanding immediately prior to the closing will be converted into the right to receive $5.32 in cash and 0.2309 of a newly issued share of Century common stock. UCP and Century expect to close the transaction before the opening of the NYSE on Friday, August 4, 2017, subject to the satisfaction of customary closing conditions.

About UCP, Inc.

UCP is a homebuilder and land developer with expertise in residential land acquisition, development and entitlement, as well as home design, construction and sales. UCP operates in the States of California, Washington, North Carolina, South Carolina and Tennessee. UCP designs and builds single-family homes for a variety of lifestyles and budgets through its wholly-owned subsidiary, Benchmark Communities, LLC.

Forward-Looking Statements

Statements in this news release that are not historical in nature constitute forward looking statements. These forward-looking statements relate to information or assumptions about the timing of completion of the proposed acquisition, the expected benefits of the proposed acquisition, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies therefrom, and anticipated future financial and operating performance results, including operating margin or gross margin capital and other expenditures, cash flow, dividends, restructuring and other project costs, and cost savings, and debt ratings. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the necessary stockholder approvals may not be obtained; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed acquisition will not be consummated in a timely manner; risks that any of the closing conditions to the proposed acquisition may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed acquisition; the risk that Century is unable to retain its investment grade rating; failure to realize the benefits expected from the proposed acquisition; the risk that the cost savings and any other synergies from the acquisition may not be fully realized or may take longer to realize than expected; the future cash requirements of the combined company; general worldwide economic uncertainties; failure to promptly and effectively integrate the acquisition; and the effect of the announcement of the proposed acquisition on the ability of Century and UCP to retain customers and retain and hire key personnel, maintain relationships with suppliers, on their operating results and businesses generally and those factors listed in Century’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2016 and UCP’s most recent Annual Report on Form 10-K for the year ended December 31, 2016, in each case, filed with the Securities and Exchange Commission (“SEC”). Changes in such assumptions or factors could produce significantly different results. There can be no assurance that the merger or any other transaction described above will in fact be consummated in the manner described, or at all. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document. Unless legally required, neither Century nor UCP assumes any obligation, and expressly disclaims any such obligation, to update any forward-looking statement as a result of new information or future events or developments.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Important Additional Information and Where to Find it

In connection with the offering and sale of shares of Century common stock in the merger, Century has filed with the SEC a Registration Statement on Form S-4 (including Amendments No. 1, 2 and 3 thereto, the “Registration Statement”). The Registration Statement was declared effective by the SEC on June 29, 2017. UCP has also filed with the SEC and mailed to its stockholders on July 3, 2017 a definitive proxy statement (the “Proxy Statement”) regarding the merger and related matters. This communication is not a substitute for any proxy statement, registration statement or other documents Century and/or UCP may file with the SEC in connection with the proposed transaction. WE URGE INVESTORS AND STOCKHOLDERS TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CENTURY, UCP AND THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the Registration Statement, Proxy Statement and other documents (when they become available) filed with the SEC by Century and UCP free of charge at the SEC’s website, www.sec.gov. In addition, copies will be available free of charge by accessing Century’s website at

www.centurycommunities.com by clicking on the “Investors” link, then clicking on “Financial Information” and then clicking on the “SEC Filings” link or by accessing the Investor Relations section of UCP’s website at www.unioncommunityllc.com.

Investor Relations:

408-207-9499 Ext. 476

Investorrelations@unioncommunityllc.com

Media Relations:

Phil Denning/Jason Chudoba

Phil.denning@icrinc.com / Jason.chudoba@icrinc.com

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